UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

HILLS BANCORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HILLS BANCORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 21, 2014

The Annual Meeting of the Shareholders of Hills Bancorporation, an Iowa corporation (the “Company”), will be held at the Hills Community Center, Hills, Iowa, on Monday, the 21st day of April, 2014, at 4:00 o’clock p.m., local time, for the following purposes:

1.	To elect four members of the Board of Directors.
2.	To amend Article IX of the Company’s Restated Articles of Incorporation.
3.	To approve a non-binding advisory vote on executive compensation.
4.	To approve a non-binding advisory vote on the Company’s appointment of its independent registered public accounting firm.
5.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 7, 2014, as the record date for the determination of the shareholders entitled to notice of, to attend, and to vote at, the meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to attend and vote at the meeting, or any adjournments thereof.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE COMPANY SOLICITS YOU TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY WITHDRAW YOUR PROXY AND DO SO.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 21, 2014.

Pursuant to the rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet.

This Notice of Annual Meeting, Proxy Statement, and our Annual Report to Shareholders for the fiscal year ended December 31, 2013, are available online and may be accessed at www.envisionreports.com/HBIA or www.edocumentview.com/HBIA.  In accordance with applicable rules, we do not use “cookies” or other software that identifies visitors accessing these materials on this website. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Date: March 21, 2014	By Order of the Board of Directors

/s/ Dwight O. Seegmiller

Hills Bancorporation	Dwight O. Seegmiller
131 Main Street	President and CEO
Hills, Iowa 52235

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
HILLS BANCORPORATION

To Be Held on April 21, 2014

HILLS BANCORPORATION
131 Main Street
Hills, Iowa 52235

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 21, 2014

This Proxy Statement is furnished to shareholders of Hills Bancorporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held April 21, 2014, and any adjournments thereof. This Proxy Statement and form of Proxy enclosed herewith are first being sent to the shareholders of the Company entitled to vote at the Annual Meeting on or about March 21, 2014.

If the accompanying Proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for Directors named herein and FOR the approval of Proposals 2, 3, 4 and 5.

If your shares are held in brokerage or similar account, your broker is not permitted to vote on your behalf for either of Proposals 1, 2, 3 or 4 absent voting instructions from you.  Consequently, for your vote to be counted in the election of Directors and on the proposal regarding the non-binding advisory vote on executive compensation, you must communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

Shareholders may vote on the Proposals presented at the Annual Meeting as follows:

As to Proposal 1, the election of Directors:

•	Vote “FOR” all of the nominees for Director
•	Withhold votes on all of the nominees for Director
•	Withhold votes for one or more nominees

Because the election of Directors is determined by a plurality, the nominees receiving the most votes “FOR” will be elected.

As to Proposal 2, to amend Article IX of the Articles of Incorporation:

•	Vote “FOR” the proposal
•	Vote “AGAINST” the proposal
•	Abstain from voting on the proposal

As to Proposal 3, the non-binding advisory vote on executive compensation:

•	Vote “FOR” the proposal
•	Vote “AGAINST” the proposal
•	Abstain from voting on the proposal

As to Proposal 4, the non-binding advisory vote on the appointment of the Company’s independent registered public accounting firm:

•	Vote “FOR” the proposal
•	Vote “AGAINST” the proposal
•	Abstain from voting on the proposal

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve each of Proposals 2, 3and 4.  An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the outcome of the proposals.

The Board of Directors recommends that you vote FOR each of the Director nominees named in this Proxy Statement and FOR approval of each of Proposals 2, 3and 4.

Only shareholders of record at the close of business on March 7, 2014, are entitled to notice of, to attend and to vote at the meeting. There were 4,725,865 shares of common stock of the Company outstanding at the close of business on that date, all of which will be entitled to vote. A quorum exists when a majority of the shares entitled to vote are represented at the Annual Meeting in person or by proxy.  Abstentions, which include shares present at the meeting in person or by proxy and otherwise entitled to vote, but which are not affirmatively cast with respect to a particular proposal, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Holders of the shares of common stock of the Company are entitled to one vote per share standing in their names on the record date on all matters. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will not be counted as votes cast with respect to any matter to come before the meeting and will not affect the outcome of any matter.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, Directors and regular employees of the Company, without extra compensation, by telephone, electronic mail, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the meeting if shareholders who do not expect to attend in person will return signed proxies promptly whether they own a few or many shares.

A shareholder may revoke his or her Proxy at any time prior to the voting thereof by filing with the Treasurer of the Company at the Company’s principal office at 131 Main Street, Hills, Iowa 52235, a written revocation or a duly executed Proxy bearing a later date. A shareholder may also withdraw the Proxy at the meeting at any time before it is exercised.

PROPOSAL 1

ELECTION OF DIRECTORS
INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

The Company currently has eleven Directors with staggered terms of office.  The Board of Directors has no reason to believe that any nominee will be unable to serve as a Director, if elected. However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board of Directors may designate.

Each Director of the Company also serves as a Director of the Company’s wholly-owned subsidiary, Hills Bank and Trust Company (the “Bank”), which is a commercial bank.  The Company anticipates that, following the election of the nominees set forth below, all Directors of the Company will continue to serve as Directors of the Bank.  The Directors of the Bank are elected by the vote of the Company as the sole shareholder of the Bank.

Set forth below are the names of the three persons nominated by the Board of Directors for election as Directors of the Company at the 2014 Annual Meeting, along with certain other information concerning such persons.

Name and Year First Become Director	Age	Positions & Offices Held With Company	Principal Occupation or Employment During the Past Five Years and Education Pertaining to Board of Director Qualifications

Director Nominees Who Will Serve Until the 2017 Annual Meeting

Emily A. Hughes	46	Director
Professor and Bouma Fellow in Law, University of Iowa College of Law since 2011.  From 2006 to 2011, associate professor and tenured professor at Washington University School of Law.  Ms. Hughes obtained her law degree from the University of Michigan Law School.

2012 - Company
2012 - Bank

James A. Nowak	66	Director	Partner - McGladrey & Pullen, LLP (Retired 2004), Cedar Rapids, Iowa. Mr. Nowak is a graduate of the University of Wisconsin and a certified public accountant.
2004 - Company
2004 - Bank

Theodore H. Pacha	65	Director and
President and owner of THEO Resources LLC, a business investment and consulting company in Iowa City, Iowa, May 1999 to present.  Mr. Pacha was previously the President and co-owner of Duffy’s Collectible Cars in Cedar Rapids, Iowa.  Mr. Pacha previously founded and owned Hawkeye Medical Supply, Inc., a medical supplies company, located in Iowa City, Iowa, until its sale in 1998.

1990 - Company		Vice President
1990 - Bank

Ann Marie Rhodes	60	Director
The University of Iowa – Clinical Associate Professor of Nursing and Instructor College of Law.  Ms. Rhodes obtained a nursing degree from The College of Saint Teresa and a masters in nursing from the University of Iowa.  In addition, Ms. Rhodes received her law degree from the University of Iowa College of Law.

1993 - Company
1993 - Bank

Additional information regarding the four nominees for election to the Board of is as follows:

Emily A. Hughes:  Ms. Hughes was elected to the Board of Directors in 2012.  Ms. Hughes presently serves on the Loan Committee, Trust Committee and the Compensation and Incentive Stock Committee of the Board of Directors.  Ms. Hughes is a professor and Bouma Fellow in Law at the University of Iowa College of Law.  Before joining the University of Iowa College of Law faculty, Ms. Hughes was a professor at Washington University School of Law, and co-director of the Center for Justice in Capital Cases at DePaul University College of Law.  Ms. Hughes also worked as a public defender for the Office of the Iowa State Public Defender in Iowa City.  Ms. Hughes graduated from the University of Michigan Law School and has a master’s degree in international relations from Yale University.  Ms. Hughes is a member of the Missouri, Illinois and Iowa bar associations.  Ms. Hughes’experience with the largest employer in the Company’s trade area, the University of Iowa, and her legal expertise provide important insight to the Board of Directors.

James A. Nowak:  Mr. Nowak has served as a Director of the Company and the Bank since 2004.  Mr. Nowak presently serves as the Chairperson of the Audit Committee and is considered its financial expert.  Mr. Nowak also serves on the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Nowak graduated from the University of Wisconsin with a degree in Accounting and is a CPA.  Until his retirement in 2004, Mr. Nowak was an audit and accounting partner for McGladrey & Pullen, LLP.  In his duties with McGladrey & Pullen, Mr. Nowak had review responsibilities including SEC reporting requirements for clients.  Mr. Nowak was with McGladrey & Pullen from 1970 through 2004.  Mr. Nowak’s financial knowledge is a valuable contribution to the Board of Directors.  Mr. Nowak is an active member of the Cedar Rapids community.  Hills Bank currently has three Bank offices in Cedar Rapids and one in neighboring Marion, Mr. Nowak’s knowledge and contacts in this market has been invaluable in assisting with the expansion of this market.  Mr. Nowak is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants.

Theodore H. Pacha:  Mr. Pacha was first elected to serve as a Director in 1990 and has also served as a Director of the Bank since 1990.  Mr. Pacha is currently the Chairperson of the Board of Directors of the Bank and Vice President of the Company.  Mr. Pacha serves on the Employee Stock Ownership Plan Committee and the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Pacha is currently the President and owner of THEO Resources LLC which is a business investment and consulting company in Iowa City, Iowa.  Formerly, Mr. Pacha was the President and co-owner of Duffy’s Collectible Cars in Cedar Rapids, Iowa.  Mr. Pacha previously founded and owned Hawkeye Medical Supply, Inc. which was a medical supply company and was located in Iowa City, Iowa.  Mr. Pacha sold Hawkeye Medical Supply, Inc. in 1998.  Mr. Pacha is a life-long Iowa City resident, and a community leader and business person.  Mr. Pacha has considerable knowledge of the Iowa City area which is beneficial to the Company, especially its Johnson County, Iowa offices.  Mr. Pacha’s business knowledge is a valuable contribution to the Board of Directors.  Mr. Pacha is also active in the Iowa City community.

Ann Marie Rhodes:  Ms. Rhodes was elected to the Board of Directors in 1993.  Ms. Rhodes at that time also became a member of the Board of Directors of the Bank.  The Board Committees which Ms. Rhodes serves on are the Trust Committee and the Compensation and Incentive Stock Committee.  Ms. Rhodes is a Clinical Associate Professor of Nursing and Instructor in the University of Iowa College of Law.  Ms. Rhodes obtained a nursing degree from The College of Saint Teresa, a Masters in Nursing at the University of Iowa and her law degree from the University of Iowa College of Law.  Ms. Rhodes’ experience with the largest employer in the Company’s trade area, the University of Iowa, provides important insight to the Board of Directors.  Ms. Rhodes is a member of the American and Iowa Bar Associations.  In addition, Ms. Rhodes is involved in leadership roles in several community organizations.

None of the nominees currently serves, or has served in the past five years, as a Director of another company whose securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or whose securities are subject to the requirements of Section 15(d) of the Exchange Act or a company registered under the Investment Company Act of 1940, as amended.  There are no family relationships among the Company’s Directors, nominees for Director and executive officers.

The Board of Directors unanimously recommends to the Shareholders a vote “FOR” the election of the above-listed persons as Directors for the Company.

PROPOSAL 2

To amend Article IX of the Company’s Restated Articles of Incorporation Relating to Limitations on Directors’ Liability to the Company and Mandatory Indemnification of Non-Employee Directors

General

In May 1988, the shareholders of the Company adopted the provisions relating to limitations on directors’ liability to the Company for monetary damages for acts or omissions as a director and indemnification of directors that are set forth in Article IX of the current Restated Articles of Incorporation (the “Articles”).  Those indemnification provisions were based upon, and basically restated, the provisions relating to such matters set out in the Iowa Business Corporation Act (the “Iowa Act”) as in effect at that time.  The Iowa Act was subsequently amended and restated, with the then existing Chapter 496A being repealed in its entirety, and a new Iowa Act, Chapter 490, being adopted.  These amendments to the Iowa Act corresponded with the Model Business Corporation Act (the “Model Act”), a model set of laws prepared by the Committee on Corporate Laws of the Section of Business Law of the American Bar Association, which is followed by approximately half of the states.  The amendments to the Iowa Act were designed to, among other things, give Iowa corporations, such as the Company, the same ability to attract and retain qualified individuals to serve as non-employee directors as corporations incorporated in other states that have also adopted the Model Act provisions.

The amendments to the Iowa Act included numerous changes, including:

1.	revisions to the exceptions to the limitation on personal liability for directors, and

2.	the addition of a provision allowing an Iowa corporation to provide in its Articles for mandatory indemnification of directors for:

a.	any obligation to pay to any person for any action taken, or any failure to take any action, as a director, a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, and

b.	reasonable expenses, including counsel fees, incurred with respect to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, except for an obligation or expenses relating to any of the following:

(i)	the receipt of a financial benefit to which the director is not entitled;
(ii)	an intentional infliction of harm on the corporation or its shareholders;
(iii)	a violation of section 490.833 of the Iowa Business Corporation Act; or
(iv)	an intentional violation of criminal law.

Under prior law, and under the Company’s current Articles, in order to indemnify directors for the obligations and expenses described in clauses (a) and (b) above, the Company first must determine whether the director acted in good faith and, depending on the circumstances, in a manner that the director reasonably believed was in, or not opposed to, the best interests of the Company, or in the case of a criminal proceeding, not unlawful, as described in more detail below under the heading “Required Indemnification for Non-employee Directors – Clause (b) of Section 1.”  These standards are not defined in the Iowa Act.

In order to implement the 2003 Amendments for the benefit of the Company, and to update and modernize the indemnification provisions of the Company’s Articles, the Board has adopted, subject to shareholder approval, amendments to the Articles to:

1.	replace existing Section 1 of Article IX dealing with the limitation on personal liability of directors for monetary damages with a new clause (a) of Section 1 reflecting the updated provisions of the Iowa Act relating to such limitations on personal liability as described more fully below under the heading “Limitations on Personal Liability for Directors – Clause (a) of Section 1;”

2.	add a new clause (b) to Section 1 requiring the Company to provide indemnification to non-employee directors to the full extent of the Iowa Act without the necessity for the Company to make the determinations as to whether the director acted in good faith and in a manner that the director reasonably believed was in, or not opposed to, the best interests of the Company, or in the case of a criminal proceeding, not unlawful,” and

3.	update the language and statutory references in Article IX to conform to the current Iowa Act.

The Board of Directors believes that the purpose of the current Article IX and the indemnification provisions in the Company’s Bylaws was to provide the maximum protection permitted under the Iowa Act for persons who serve as directors and officers of the Company, in order to assist the Company in retaining and attracting highly qualified individuals to serve as directors and officers to manage the business and affairs of the Company.  In recent years, investigations, claims, actions, suits or proceedings (including shareholder derivative suits) seeking to impose liability on directors and officers of publicly held corporations have become the subject of much discussion.  Such proceedings are typically extremely expensive whatever their eventual outcome.  Even in proceedings in which a director or officer is not named as a defendant, such individual may incur substantial expenses or attorneys' fees if he or she is called as a witness.  As a result, an individual may conclude that potential exposure to the costs and risks of proceedings in which he may become involved exceeds any benefit to him from serving as a director or officer of a publicly-held corporation. This is especially true in the context of a contest for control of the Company, where participants in such contests may challenge the decisions of the Company's directors by suing them personally.  To date, the Company has not had any difficulty in attracting or retaining its present directors and officers and no director or officer has resigned because of the risk of litigation.  However, the Board believes that it is appropriate to adopt amendments to the Articles to update Article IX to include the current statutory language and section references, delete the previous statutory language and section references, and continue to provide the maximum protection permitted under the Iowa Act for directors and officers.  The Board also believes that it is appropriate to adopt an amendment to the Articles to delete the necessity for the Company to make the determinations as to whether a non-employee director acted in good faith and in a manner that the director reasonably believed was in, or not opposed to, the best interests of the Company, or in the case of a criminal proceeding, not unlawful, as described in more detail below under the heading “Required Indemnification for Non-employee Directors – Clause (b) of Section 1.”

The provisions of Article IX, as amended, would apply to all claims asserted after its approval by the shareholders, regardless of the date of alleged acts or omissions from which they arise.  The Company has not received notice of any proceeding against a director or officer of the Company to which the protections and benefits under amended Article IX might apply.

Limitations on Personal Liability for Directors – Clause (a) of Section 1

The effect of the proposed amendment to clause (a) of Section 1 of Article IX of the Articles, dealing with limitations on director liability for monetary damages for acts or omissions as a director, will be to conform that section to the changes in the Iowa Act.  The previous exceptions to a director’s liability for monetary damages were for (i) a breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the director derived an improper personal benefit; or (iv) liability under Section 496A.44 of the prior Iowa Act.  Section 496A.44 related to liability for improper distributions to shareholders, including stock repurchases.  A director’s liability for improper distributions to shareholders is addressed in Section 490.833 of the current Iowa Act.

The proposed amendment to clause (a) of Section 1 of Article IX of the Articles would change the exceptions to those set out in Section 490.202(2)(d) of the current Iowa Act, which are for (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation of section 490.833 of the Iowa Act; or (iv) an intentional violation of criminal law.

Required Indemnification for Non-employee Directors – Clause (b) of Section 1

The effect of the proposed amendment to add new clause (b) to Section 1 of Article IX to the Articles will be to require the Company to provide indemnification to non-employee directors for any action taken, or any failure to take any action, as a director, except for those situations in which indemnification is not authorized by the Iowa Act, without the necessity for the Company to first determine whether the director acted in good faith and in a manner that the director reasonably believed was in, or not opposed to, the best interests of the Company, or in the case of a criminal proceeding, not unlawful, as described in more detail below.  The exceptions to the Company’s power to provide indemnification are the same exceptions as those contained in the proposed clause (a) of Section 1 under which a director will not be shielded from personal liability for monetary damages for acts or omissions as a director.

Currently, the rights and obligations of the Company to provide indemnification to directors and officers are set forth in Article IX of the Articles and in the Company’s bylaws, and in Sections 490.851 through 490.859 of the Iowa Act.  Under the relevant provisions, as a condition to providing indemnification the Company must determine that:

•	the director or officer acted in good faith;

•	the director or officer reasonably believed:

o	in the case of conduct in the person’s official capacity, that his conduct was in the best interests of the Company;

o	in all other cases, that his conduct was at least not opposed to the best interests of the Company; and

•	in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

These standards are not defined in the Iowa Act and, consequently, may be difficult to apply under a particular set of facts.  The Board of Directors believes that non-employees who agree to serve as directors should be entitled to the maximum protection permitted under the Iowa Act in order to assist the Company in retaining and attracting highly qualified individuals to serve as non-employee directors and assist management directors in the oversight of the business and affairs of the Company.

Other Material Changes to Article IX

The current Section 2 of Article IX provides that any entitlement to indemnification shall be conditional upon the Company being afforded the opportunity to participate directly on behalf of the person seeking indemnification in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditional upon the prior approval by the Company of the proposed settlement or nonadjudicated disposition.  This provision is not required under the Iowa Act, and is inconsistent with the intention of the Company to provide directors and officers with the maximum protection available under the Iowa Act, and is proposed to be deleted.

Text of Amendments and Proposed Conforming Amendments to Bylaws

The current version of Article IX of the Articles is set forth on Exhibit A attached to this proxy statement.  The amended version of Article IX as adopted by the Board is set forth on Exhibit B attached to this proxy statement.  The descriptions of the terms of these Articles contained herein are qualified in its entirety by reference to Exhibits A and B.

If these proposed amendments to the Articles are approved by the shareholders, the Board of Directors intends to amend Section XI of the current Bylaws of the Company, which deals with indemnification of directors, officers, employees and agents of the Company, so that it deals only with indemnification of employees and agents of the Company.  Indemnification of directors and officers would thereafter be governed by the amended provisions of the Articles.  Under the revised Bylaws, indemnification of employees and agents will be at the discretion of the Board of Directors.  Attached to this proxy statement as Exhibit C is the current version of Article XI of the Bylaws.  Attached as Exhibit D is the amended version of Article XI that the Board anticipates adopting if this Proposal is approved by the shareholders.

The Board has unanimously approved and adopted the proposed amendments to Article IX of the Articles and recommends that you vote FOR this Proposal 2. The affirmative vote of a majority of the shares of common stock cast at the meeting, in person or by proxy, and entitled to vote thereon is required to approve Proposal 2.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 2 to amend the Company’s Restated Articles of Incorporation relating to limitations on Directors’ liability to the Company and mandatory indemnification of Non-Employee Directors

PROPOSAL 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and related SEC regulations, the Company is providing shareholders with an advisory (non-binding) vote on compensation programs for our Named Executive Officers (commonly referred to as “Say on Pay”).  As approved by its shareholders at the 2011 annual meeting, the Company is submitting this non-binding vote to shareholders on an annual basis.  Accordingly, you may vote on the following resolution at the 2014 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K of the SEC, including the Compensation Discussion and Analysis, compensation tables, and the related narrative disclosure is hereby approved.”

This vote is nonbinding.  The Board and the Compensation and Incentive Stock Committee, which is comprised of non-employee  Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Shareholders are encouraged to review the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of our executive compensation programs. The affirmative vote of a majority of the shares of common stock cast at the meeting, in person or by proxy, and entitled to vote thereon is required to approve Proposal 3.

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of BKD LLP to serve as the Company’s independent registered public accounting firm for the 2014 fiscal year. The firm has served as independent auditors for the Company since 2012.  Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving BKD as the Company’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Proxies in the form solicited hereby which are returned to the Company will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder.  The affirmative vote of a majority of the shares of common stock cast at the meeting, in person or by proxy, and entitled to vote thereon is required to approve Proposal 4.

The Board of Directors unanimously recommends to the Shareholders a vote “FOR” the non-binding advisory proposal to approve the appointment of the Company’s Independent Registered Public Accounting Firm.

INFORMATION CONCERNING DIRECTORS OTHER THAN NOMINEES

The following tables set forth certain information with respect to Directors of the Company who will continue to serve as Directors subsequent to the 2014 Annual Meeting and who are not nominees for election at the 2014 Annual Meeting.

Name and Year First Become Director	Age	Positions & Offices Held With Company	Principal Occupation or Employment During the Past Five Years and Education Pertaining to Board of Director Qualifications

Directors Serving Until the 2015 Annual Meeting

Michael S. Donovan 2007 - Company 2007 - Bank	51	Director
Farmer and President of Donovan & Sons, Ltd., a local Johnson County, Iowa family farm corporation, and partner in PVP1, LLP, a local pork production operation. Mr. Donovan is a graduate of North Iowa Area Community College.

Thomas J. Gill, D.D.S. 1993 - Company 1993 - Bank	67	Director	Dentist - Private Practice in Coralville, Iowa since 1980. Dr. Gill is a graduate of the University of Iowa College of Dentistry.

Dwight O. Seegmiller 1986 - Company 1986 - Bank	61	Director & President
President of the Company and the Bank.  Mr. Seegmiller is a graduate of Iowa State University’s Agricultural Business Honors Program and the Stonier Graduate School of Banking at Rutgers University.  He joined the Company in 1975 and has been President of the Company since 1986.  Prior to 1986, Mr. Seegmiller was the Senior Vice President of Lending.

Thomas R. Wiele 2012 - Company 2012 - Bank	61	Director	President, Dealer and Operator of Wiele Motor Company, located in West Liberty and Columbus Junction, Iowa. Mr. Wiele is also a part-time farmer.

Additional information regarding the Directors to serve until the 2015 Annual Meeting is as follows:

Michael S. Donovan:  Mr. Donovan was elected to the Board of Directors in 2007.  Mr. Donovan at that time also became a member of the Board of Directors of the Bank.  Mr. Donovan is a farmer and the President and a shareholder of Donovan and Sons, Ltd, an Iowa farm corporation.  Mr. Donovan also is a partner in PVP1, LLP, a pork production operation in the Company’s trade area.  Mr. Donovan is a graduate of North Iowa Area Community College.  Mr. Donovan serves on the Audit Committee and Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Donovan’s expertise and agricultural knowledge, especially in the area of hog production, is a valuable contribution to the Board of Directors and provides important insight into the Board of Directors’ loan responsibilities.

Thomas J. Gill, D.D.S.:  Dr. Gill was elected to the Board of Directors in 1993.  Dr. Gill at that time also became a member of the Board of Directors of the Bank.  The Board Committees on which Dr. Gill serves are the Loan Committee and the Compensation and Incentive Stock Committee.  Dr. Gill is a graduate of the University of Iowa College of Dentistry and has been a dentist in private practice since 1980.  Dr. Gill is a Coralville, Iowa resident and is active in local government.  Dr. Gill’s experience as a small business owner and knowledge of the Johnson County, Iowa area provide an important contribution to the Board of Directors.

Dwight O. Seegmiller:  Mr. Seegmiller has served as a Director of the Company and the Bank since 1986.  Mr. Seegmiller is the President and Chief Executive Officer of the Company and the Bank.  Prior to becoming President of the Company and the Bank in 1986, Mr. Seegmiller was the Senior Vice President of Lending.  Mr. Seegmiller joined the Bank in 1975.  Mr. Seegmiller graduated from Iowa State University’s Agricultural Business Honors Program.  Mr. Seegmiller graduated from the Stonier Graduate School of Banking at Rutgers University in 1981.  Mr. Seegmiller’s knowledge of the Company and the Bank provide consistent and valuable contributions to the Board of Directors.

Thomas R. Wiele:  Mr. Wiele was elected to the Board of Directors in 2012.  Mr. Wiele presently serves on the Loan Committee and the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Wiele is the President, a dealer and operator of Wiele Motor Company located in West Liberty and Columbus Junction, Iowa.  Wiele Motor Company is a local Chevrolet and Buick automobile dealer.  Mr. Wiele has been a partner and President of Wiele Motor Company since 1978.  Mr. Wiele is a member of the National Association of Automobile Dealers, the Iowa Association of Automobile Dealers and the Chevrolet Society of Sales Executives.  Mr. Wiele is also a part-time farmer.  Mr. Wiele’s business expertise and knowledge are a valuable contribution to the Board of Directors and provides important insight into the Board of Director’s loan responsibilities.  Mr. Wiele has considerable knowledge of the Company’s trade area and is active in community organizations.

None of the Directors currently serves, or has served in the past five years, as a Director of another company whose securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or whose securities are subject to the requirements of Section 15(d) of the Exchange Act or a company registered under the Investment Company Act of 1940, as amended.  There are no family relationships among the Company’s Directors, nominees for Director and executive officers.

Name and Year First Become Director	Age	Positions & Offices Held With Company	Principal Occupation or Employment During the Past Five Years and Education Pertaining to Board of Director Qualifications

Director Serving Until the 2016 Annual Meeting

Michael E. Hodge	60	Director	President and shareholder of Hodge Construction Company, an Iowa City, Iowa business. Mr. Hodge obtained a BS in civil engineering from the University of Iowa.
2000 - Company
2000 - Bank

John W. Phelan	59	Director
Former General Sales Manager with KZIA Z102.9 and KGYM 1600ESPN radio stations (2010 - 2011); formerly Vice President and General Manager of Cedar Rapids Television Company, d/b/a KCRG-TV9 in Cedar Rapids, Iowa, the local ABC affiliate.

2007 - Company
2007 - Bank

Sheldon E. Yoder, D.V.M.	61	Director
President and shareholder of Kalona Veterinary Clinic, P.C., located in Kalona, Iowa.  Dr. Yoder is a graduate of the Iowa State University College of Veterinary Medicine.  He has been President of Kalona Veterinary Clinic since 1978.

1997 - Company
1997 - Bank

Additional information regarding the Directors to serve until the 2016 Annual Meeting is as follows:

Michael E. Hodge:  Mr. Hodge has served as a Director of the Company and the Bank since 2000.  Mr. Hodge presently serves on the Trust Committee and the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Hodge is a graduate of the University of Iowa College of Engineering with a BS in civil engineering.  He is the President and principal shareholder of Hodge Construction Company founded in Iowa City, Iowa in 1981.  Hodge Construction Company is a private company that is involved in real estate development and as a builder primarily in Iowa City, Coralville, North Liberty and the Cedar Rapids area.  The Bank has office locations in each of these communities.  Mr. Hodge is active in several professional trade associations in the Iowa City area.  Mr. Hodge has significant experience in real estate development, including single family and multi-family and commercial projects and provides important insight to the Board of Directors for the Loan Committee.  In addition, Mr. Hodge is actively involved in leadership roles in several non-profit organizations in the Iowa City market.

John W. Phelan:  Mr. Phelan was elected to the Board of Directors in 2007.  Mr. Phelan at that time also became a member of the Board of Directors of the Bank.  The Board Committees which Mr. Phelan serves on are the Audit Committee and the Compensation and Incentive Stock Committee.   Mr. Phelan was the General Sales Manager for KZIA Z102.9 and KGYM 1600ESPN radio stations in 2010 and 2011.  Mr. Phelan was formerly Vice President and General Manager of Cedar Rapids Television Company, d/b/a KCRG-TV.  The station is the Cedar Rapids, Iowa ABC affiliate.  Mr. Phelan was with KCRG-TV from 1984 until 2010.  Mr. Phelan is originally from Iowa City, Iowa and is currently an active member of the Cedar Rapids community. The Bank currently has three branch offices in Cedar Rapids and one in neighboring Marion so Mr. Phelan’s knowledge and contacts in this market have been invaluable in assisting with the expansion of this market.  Mr. Phelan is a past president of the State of Iowa Broadcasters Association and a long-term Board member of that organization.  Mr. Phelan is active as a Board member in two non-profit organizations with connections to the University of Iowa in Iowa City, Iowa as well as involvement in non-profit organizations in Cedar Rapids, Iowa.

Sheldon E. Yoder, D.V.M.:  Dr. Yoder was first elected to serve as a Director in 1997 and has also served as a Director of the Bank since 1997.  Dr. Yoder presently serves on the Loan Committee and the Compensation and Incentive Stock Committee of the Board of Directors.  Dr. Yoder is a graduate of Iowa State University College of Veterinary Medicine.  He is the President and the sole shareholder of Kalona Veterinary Clinic, P.C., which he founded in 1978 in Kalona, Iowa.  Dr. Yoder is a life-long resident of the Kalona area and as a community leader and business person, has considerable knowledge that continues to be especially favorable to the Bank’s Kalona and Wellman offices.  Dr. Yoder’s small business expertise and agriculture knowledge also continues to be a valuable contribution to the Board of Directors.  Dr. Yoder is active professionally with the American Veterinary and Iowa Veterinary Associations.  Dr. Yoder has demonstrated active involvement in the community’s non-profit organizations in the Kalona community.

CORPORATE GOVERNANCE AND THE BOARDS OF DIRECTORS

Board of Directors of the Company

The Board of Directors of the Company meets on a regularly scheduled basis. During 2013, the Board of Directors of the Company held an annual meeting, one special meeting and twelve regular meetings. The Board of Directors of the Company has not established any standing executive or nominating committees or committees performing similar functions. The Board of Directors as a whole determines nominees to the Board of Directors.  Due to the limited turnover in the members of the Board of Directors, the Board of Directors does not feel the creation of a separate committee to perform such function is warranted.  During 2013, all Directors of the Company attended at least seventy-five percent of the total number of meetings of the Board.  Although the Company does not have a formal policy regarding attendance by Directors at annual shareholder meetings, such attendance is encouraged.  In 2013, all eleven of the Company’s Directors attended the annual shareholders’ meeting.

The Board of Directors of the Company has established a committee (the “Audit Committee”) consisting of three non-employee Directors, currently consisting of Directors Donovan, Nowak, and Phelan. The Board of Directors has adopted a written charter for the Audit Committee.  A copy of the charter is available on the Company’s website at www.hillsbank.com under the heading of Hills Bancorporation.  The Audit Committee is responsible for the engagement of the independent registered public accounting firm and reviews with the independent registered public accounting firm the scope and results of the audits, the Company’s internal accounting controls and the professional services furnished by the independent registered public accounting firm. All three members of the Audit Committee are “independent” as defined under the rules of NASDAQ. Due to his experience as noted above, the Board has determined that Director Nowak qualifies as an Audit Committee Financial Expert under applicable regulations. The Audit Committee met six times in 2013.  All members of the Audit Committee attended at least seventy-five percent of the total number of the meetings held in 2013.  Audit Committee members are compensated by the Bank as indicated below under the heading “Schedule of Directors Fees.”

The Board of Directors of the Company has established a committee (the “Compensation and Incentive Stock Committee”) consisting of the ten non-employee Directors (i.e., all Directors but Mr. Seegmiller), all of whom are considered to be independent as defined under the rules of NASDAQ, except for Mr. Hodge. The Compensation and Incentive Stock Committee makes decisions regarding executive officer salaries, bonuses, grants of awards to all officers pursuant to the Hills Bancorporation 2010 Stock Option and Incentive Plan (the “Incentive Stock Plan”), contributions to the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”), and contributions to the Hills Bank and Trust Company 401(k) Profit Sharing Plan (the “Profit Sharing Plan”). The Compensation and Incentive Stock Committee held four meetings during 2013.  The four meetings involved approval of grants of restricted stock to officers. All members of the Compensation and Incentive Stock Committee attended at least seventy-five percent of the meetings. Directors are not compensated for meetings of the Compensation and Incentive Stock Committee.  The Board of Directors has not adopted a charter for the Compensation Committee, since all non-employee Directors are members of the Committee and they do not believe such a charter is necessary for the Committee to appropriately perform its functions.

Each of the Company’s Directors, with the exception of Mr. Seegmiller and Mr. Hodge, has been determined by the Board of Directors to be an “independent Director” as defined by Rule 5605(a)(2) of the Marketplace Rules of the National Association of Securities Dealers Automated Quotation system (“NASDAQ”) .  Mr. Seegmiller is not considered to be independent since he is the President and CEO of the Company and the Bank.  Mr. Hodge is not independent under the NASDAQ definition based on certain transactions between the Company and Mr. Hodge’s affiliated companies, which are described below under “Compensation and Incentive Stock Committee Interlocks and Certain Other Transactions with Executive Officers and Directors.”  In determining Director independence, the Board of Directors considers all relevant facts and circumstances, including the independence standards set forth in the rules of NASDAQ.  In order to be considered independent, a Director must be free from any relationship which, in the opinion of the Company’s Board of Directors would interfere with the exercise of independent judgment.  The Board of Directors considered certain transactions, relationships or arrangements which are described herein under the heading “Compensation and Incentive Stock Committee Interlocks and Certain Other Transactions with Executive Officers and Directors” in making its determination of director independence.

Regulation O requires loans made to executive officers and Directors to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for other transactions by the Company with other persons.  Such loans may not involve more than the normal risk of repayment or present other unfavorable features.

The Board of Directors leadership structure has historically separated the function of the Chairperson of the Board of the Bank and the Principal Executive Officer.  This structure is expected to continue in the future with the Chairperson of the Bank’s Board of Directors being a non-employee Director.  This structure promotes good corporate governance by providing a non-management leadership structure and such a leadership structure is encouraged by bank regulators.  The Company’s Board of Directors has not designated a Chairperson, and Mr. Seegmiller currently acts as the de facto chair at all meetings thereof, which generally follow meetings of the Bank’s Board of Directors.   The Company currently has no designated “lead independent director” with respect to its Board and believes this structure is appropriate because all significant business operations continue to be conducted at the Bank level.

In 2009, the Company, with the direct involvement of the Board of Directors, developed a formal plan to address Enterprise Risk Management (“ERM”) within the Company.  An Enterprise Risk Management Report is presented to the Board of Directors on a monthly basis.  The area of focus is on risks in credit, market, liquidity, operations, information technology, trust, strategic, legal, and reputation for the Company.  The Company’s ERM includes a formal process to identify and document the key risks to the Company and provides a common framework and terminology to ensure consistency in identification, reporting and management of key risks.  In 2011, the Company created the Officers’ Risk Management Committee (“ORMC”), which is comprised of business line leaders and is intended to address all forms of risk.  In addition, the ORMC facilitates communication across lines of business.  In early 2014, this Committee was renamed the Executive Risk Management Committee (“ERMC”).  A new ORMC was formed and will include the next level of management from within the Bank.  The intention of the two committee structure is to focus the ERMC at a strategic level and the ORMC at a tactical level, and to further extend ERM beyond the business line leaders.  The ORMC will report the results of its meetings directly to the ERMC.  The Board of Directors has been involved in several of these areas previously including the Audit Committee, Loan Committee and approval of significant policies of the Company and the Bank.  The Board of Directors takes an active role in providing risk oversight of the operations of the Company and the Bank.  The Company’s Board of Directors engages in various risk oversight activities which include coordination of the risk oversight activities engaged in by the Company’s Audit Committee and committees of the Bank’s Board of Directors.

Board of Directors of the Bank

The business and affairs of the Bank are managed by the Board of Directors of the Bank, the membership of which is identical to that of the Board of Directors of the Company. The Board of Directors of the Bank holds regular monthly meetings. In 2013, the Board of Directors of the Bank held an annual meeting, one special meeting and twelve regular meetings. The Board of Directors of the Bank has established the Trust Committee, the Audit Committee, the Loan Committee and the Employee Stock Ownership Plan (“ESOP”) Committee as standing committees of the Board of Directors of the Bank. Directors Hodge, Hughes, Rhodes and Seegmiller serve on the Trust Committee; Directors Donovan, Nowak, and Phelan serve on the Audit Committee; Directors Gill, Hughes, Wiele, Seegmiller and Yoder serve on the Loan Committee; and Director Pacha serves on the ESOP Committee. The six Directors not appointed to the Loan Committee are invited to attend meetings of that committee and are compensated for such attendance at the same rate as members of the Loan Committee for each meeting attended. The Bank has established no standing executive, nominating or compensation committees of the Board of Directors or committees performing similar functions.

The Trust Committee of the Bank is responsible for overseeing and annually reviewing the operations of the Trust Department of the Bank and the status of all trusts for which the Bank’s Trust Department acts in a fiduciary capacity. The Trust Committee met twelve times during 2013. The Audit Committee held six meetings during 2013 and is responsible for coordinating the audit with BKD LLP and addressing internal audit functions. The Loan Committee held twelve meetings during 2013 and is responsible for review and oversight of the loan activities of the Bank. The ESOP Committee, which is responsible for overseeing the ESOP in connection with which the Bank’s Trust Department serves as trustee, had three meetings during 2013. During 2013, all of the Directors of the Bank attended at least 75% of the total number of meetings of the Board of Directors and all of the Directors of the Bank appointed to committees attended at least 75% of the meetings of the committee to which such Directors were appointed.

Schedule of Directors Fees

Directors of the Company and the Bank who are not employees of the Company or the Bank (all Directors but Mr. Seegmiller) are compensated for their service as a Directors as indicated in the table below:

Compensation Item	Company	Bank

Annual Retainer (paid quarterly):
Chairperson of the Board	N/A	$16,000
Board Member	N/A	12,000

Meeting Fees:
Board Meetings	$300	500
Committee:
Audit	N/A	300
Compensation and Incentive Stock	N/A	N/A
Employee Stock Ownership Plan / Profit Sharing	N/A	300
Loan	N/A	300
Trust	N/A	300

Director Deferral Plan:

Under the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which was initiated in 1997, each Director may elect to defer up to 50% of such Director’s cash compensation from retainers and meeting fees.  Any amount so deferred is credited to the Director’s deferred compensation account and converted into units equivalent in value to the fair market value of a share of stock in Hills Bancorporation at the time of such conversion.  The “stock units” are book entry only and do not represent an actual issuance of stock.  The Director’s account is adjusted each year for dividends paid and the change in the market value of Hills Bancorporation stock.  The liability for the deferred Directors’ fees is unfunded and unsecured for the participants.

Director Compensation Table

The following table provides information concerning the compensation of all the Directors other than Mr. Seegmiller for the fiscal year ended December 31, 2013.  Compensation information for Mr. Seegmiller is discussed below in the section captioned “Summary of Cash and Certain Other Compensation Paid to the Named Executive Officers.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael S. Donovan	$26,250	$-	$-	$-	$-	$-	$26,250
Thomas J. Gill, D.D.S.	24,950	-	-	-	-	-	24,950
Michael E. Hodge	28,550	-	-	-	-	-	28,550
Emily A. Hughes	27,650	-	-	-	-	-	27,650
James A. Nowak	25,550	-	-	-	-	-	25,550
Theodore H. Pacha	30,450	-	-	-	-	-	30,450
John W. Phelan	25,950	-	-	-	-	-	25,950
Ann Marie Rhodes	27,950	-	-	-	-	-	27,950
Thomas R. Wiele	24,950	-	-	-	-	-	24,950
Sheldon E. Yoder, D.V.M.	24,950	-	-	-	-	-	24,950

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Set forth in the following table is certain information on each person who is known to the Board of Directors to be the beneficial owner as of March 7, 2014 of more than 5% of the Company’s Common Stock, which is the only class of equity securities that the Company has outstanding.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Total Shares Beneficially Owned	Sole Voting and Investment Power		Shared Voting and Investment Power		Percent of Class

Hills Bank and Trust Company, as trustee of the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”) 131 Main Street Hills, Iowa 52235	409,953	15,630	(1)	394,323	(2)	8.66%

NOTE:

(1)	Consists of shares of Company Common Stock not allocated to the accounts of employees of the Bank who are eligible to participate in the ESOP. These shares were purchased from the Company in 2011 and will be released to participants over a five-year period ending in 2015.

(2)	Consists of shares of Company Common Stock allocated to the accounts of employees of the Bank who are eligible to participate in the ESOP. Employees are entitled to direct the trustee how to vote shares allocated to their accounts.

The following table sets forth as of March 7, 2014 the number of shares of the Company’s Common Stock beneficially owned by each Director, nominee for Director, the non-Director executive officers and all the Directors and the non-Director executive officers as a group.  The Company has not adopted a share ownership policy or a share retention policy for the Directors or the executive officers.

Amount and Nature of Beneficial Ownership

Name	Total Shares Beneficially Owned		Sole Voting and Investment Power	Shared Voting and Investment Power	Percent of Class (4)

Directors
Michael S. Donovan	11,275	(1)	5,877	5,398	0.24%
Thomas J. Gill, D.D.S.	10,657		10,128	529	0.23
Michael E. Hodge	9,968	(1)	7,268	2,700	0.21
Emily A. Hughes	119,312	(3)	19,312	100,000	2.52
James A. Nowak	5,510		5,510	-	0.12
Theodore H. Pacha	13,090		13,090	-	0.28
John W. Phelan	5,664	(1)	2,290	3,374	0.12
Ann Marie Rhodes	250		250	-	0.01
Dwight O. Seegmiller	126,197	(2)	82,172	44,025	2.67
Thomas R. Wiele	840		600	240	0.02
Sheldon E. Yoder, D.V.M.	11,500		11,500	-	0.24

Non-Director Executive Officers
Shari J. DeMaris	1,889	(2)	1,494	395	0.04
Timothy D. Finer	18,753	(2)	6,000	12,753	0.40
Marty J. Maiers	24,005	(2)	5,050	18,955	0.51
Steven R. Ropp	18,102	(2)	8,551	9,551	0.38
Bradford C. Zuber	22,117	(2)	8,569	13,548	0.47

All Directors and Non-Director Executive Officers as a Group (16 persons)	399,129	(2)	187,661	211,468	8.43

NOTES:

(1)	This figure includes shares subject to currently exercisable stock options granted pursuant to the 2010 Stock Option and Incentive Plan. For Directors, the options will expire ten years after the grant date or two years after the Director’s term of service on the Board of Directors of the Company ends, whichever occurs first. For Non-Director Executive Officers, the options expire ten years after the grant date. Details of the stock options are as follows:

Name	Grant Date	Number of Options	Exercise Price	Expiration Date

Michael S. Donovan	05/01/07	2,290	$52.00	05/01/17
Michael E. Hodge	05/17/04	2,940	34.50	05/17/14
John W. Phelan	05/01/07	2,290	52.00	05/01/17

(2)	This figure includes shares held by the Bank’s ESOP which have been allocated to the executive officers for voting purposes as follows:

Name	ESOP Shares

Shari J. DeMaris	395
Timothy D. Finer	12,753
Marty J. Maiers	18,955
Steven R. Ropp	9,551
Dwight O. Seegmiller	44,025
Bradford C. Zuber	13,548

(3)	This figure includes 100,000 shares owned in a limited partnership of which Director Hughes is a general partner. Ms. Hughes has shared voting and investment power in the limited partnership.

(4)	Includes, for each such person, shares that are deemed to be beneficially owned by such person (a) because such shares are subject to options currently exercisable by such person or (b) because such shares are held by the ESOP and have been allocated to such person with shared voting power, as described in Notes 1, 2 and 3.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.  Directors and executive officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company believes that all filing requirements applicable to the Directors and executive officers were complied with during 2013.

COMPENSATION AND INCENTIVE STOCK COMMITTEE INTERLOCKS
AND CERTAIN OTHER TRANSACTIONS
WITH EXECUTIVE OFFICERS AND DIRECTORS

All compensation decisions affecting the executive officers of the Company and the Bank are made by the Compensation and Incentive Stock Committee of the Board of Directors.  Mr. Seegmiller, President of the Bank, serves on the Board of Directors of the Bank, but does not participate in deliberations or voting on decisions concerning compensation of executive officers.  The Committee deliberates and votes upon the compensation to be paid to each of the two executive officers of the Company. Decisions regarding the award of stock options to the two executive officers of the Company pursuant to the Company’s Incentive Stock Plan are made by the Committee consisting of the ten non-employee Directors (all Directors but Mr. Seegmiller).

Michael E. Hodge as a member of the Boards of Directors of the Company and the Bank and of the Compensation and Incentive Stock Committee, participated in deliberations concerning executive compensation matters during 2013.  Within the last three fiscal years, the Bank has had certain business relationships during 2013 with Hodge Construction Company, a general contractor.  In addition, Mr. Hodge is a 17.64% investor in the limited liability corporation, OC Group, L.C. that is the owner of the Old Capitol Town Center, a portion of which is leased by the Bank for a bank office location, and he is a 40% owner of Corridor Commercial Development Company, from which the Bank purchased properties in 2010 and 2011.

The Bank also has an agreement with the OC Group, L.C. under which it leased 5,845 square feet of space in Old Capitol Town Center, a two-story building with a total of 99,612 square feet, located in downtown Iowa City.  Mr. Hodge holds a 17.64% ownership interest in OC Group, L.C., the owner of Old Capitol Town Center.  The ten-year lease began on June 1, 2004 and was extended in 2014 until 2019, the first renewal period under the lease.  The lease term is subject to three additional five-year renewal options.  The Bank’s annual lease payment on this space is currently $21.51 per square foot and increases 2% per year, plus annual common area maintenance charges of $4.00 per square foot.  The Bank is also responsible for payment of the real estate taxes allocated to the leased space.  The annual lease cost in 2013 was $144,946 before payment of such real estate taxes, which were $19,020 for the year.  In the opinion of management, the cost of the leased space is similar to the cost of leasing comparable commercial property in downtown Iowa City.

Mr. Hodge is the President and principal shareholder of Hodge Construction Company (“Hodge Construction”).  On July 13, 2010, the Board of Directors of the Company approved a construction management agreement between the Bank and Hodge Construction for construction services related to the construction of a building for the Bank in North Liberty, Iowa.  The new office location was opened on February 21, 2012.  The new building is the Bank’s second location in North Liberty and includes retail banking and the Bank’s trust department, which relocated from its previous location in Coralville.  The construction management agreement provided for payment to Hodge Construction based upon a percentage of the total cost of the building, which the Company’s management believes to be consistent with standard practice in the construction industry.  Hodge Construction did not perform any of the construction itself, but coordinated the competitive bidding of all subcontractors for the building and oversaw the day-to-day construction activities for the building.  The new office location contains 18,600 square feet and cost $4.22 million to construct.  The Company paid Hodge Construction Company $248,904 in 2011 and $33,000 in 2012under the construction management agreement. Although the construction management agreement was not entered into as a result of competitive bidding, the Bank’s management believes that the fee paid to Hodge Construction is comparable to what other construction management companies would charge for similar services.  In entering into the construction management agreement, the Board also took into account the availability of the desirable location of the land owned by Corridor Commercial Development Company (“Corridor”), the former owner of the land on which the building would be developed, and in which Mr. Hodge has an interest as noted below.

In January, 2011the Bank finalized the purchase of a lot from Corridor for $274,000.  The purchase of four additional lots from Corridor had been previously finalized in 2010 for an aggregate purchase price of $1.3 million.  These five lots comprise the area where the construction project for the Bank noted in the previous paragraph occurred.  Mr. Hodge has been a 40% owner of Corridor since its formation over ten years ago, when it was formed to purchase and develop the 80 acres of land where the site is located.  The lots purchased by the Bank are part of the current development of 7.25 acres consisting of 13 lots.  Based upon management’s review of similar commercial sales and current listings of commercial real estate available in the North Liberty and Coralville area, the price paid for the five lots was consistent with the market and reflected the stable value of commercial and residential properties in the area.

The Board of Directors of the Bank does not believe that the participation by Mr. Hodge in the deliberations concerning executive compensation has provided the Company Named Executive Officers with more favorable compensation arrangements than would have been the case absent his participation in such deliberations.  As disclosed elsewhere in this proxy statement under the caption Corporate Governance and the Board of Directors, that Mr. Hodge is not an independent Director as defined by NASDAQ’s rules as he and certain of his affiliated companies were paid more than $200,000 during 2011.

In addition, certain of the officers and Directors of the Company, their associates or members of their families, were customers of, and have had transactions with, the Bank from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Bank, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

It is the policy of the Board of Directors to review and approve any new transactions that would exceed the $120,000 disclosure requirement.  On a yearly basis, the Board of Directors reviews information on any existing and ongoing transactions with the Directors as disclosed under the Compensation and Incentive Stock Committee Interlocks and Certain Other Transactions with Executive Officers and Directors section.  Management of the Company anticipates that the Bank and the Company will continue to maintain such business relationships in the future on a similar basis to the extent that such goods and services are required by the Bank and the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In the following Compensation Discussion and Analysis section, the Company provides information concerning compensation and benefits provided to the two executive officers of the Company (the “Company Named Executive Officers”).  The Company’s current Named Executive Officers are Dwight O. Seegmiller, who is the President and Principal Executive Officer (“PEO”) and Shari J. DeMaris, who is the Secretary/Treasurer and Principal Financial Officer (“PFO”).  In addition, information is provided concerning compensation and benefits provided to four executive officers of the Bank (the “Bank Named Executive Officers”).  The Bank executive officers are Timothy D. Finer, Senior Vice President and Director of Real Estate Lending, Marty J. Maiers, Senior Vice President and Director of Retail Banking, Steven R. Ropp, Senior Vice President and Director of Commercial Banking, and Bradford C. Zuber, Senior Vice President and Director of Trust Services.

The Company’s overall compensation objectives are to pay salaries and provide benefits that are both fair and reasonable, consistent with the compensation practices of the financial services industry in general, and appropriate and competitive in the Bank’s local marketplace.  The Company’s goal is to attract, develop and retain high caliber executives who are capable of increasing the Company’s performance for the benefit of its shareholders while maintaining the philosophy of community banking.   Ultimately, the Company desires to base its compensation on individual performance as it affects the overall financial results of the Company.  Specifically, the executive compensation program of the Company has been designed to:

•	provide a pay-for-performance policy that differentiates compensation amounts based upon corporate and individual performance;
•	provide compensation opportunities comparable to those offered by other Iowa-based financial institutions and Midwest banks of similar asset size, thus allowing the Bank to compete for and retain talented executives who are essential to the long-term success of the Company and the Bank;
•	align the interest of the officers with the long-term interest of the Company’s shareholders through the ownership of Company Common Stock; and
•	maintain a corporate environment which encourages stability and long-term focus for the primary constituencies of the Company, including shareholders, employees, customers, regulatory agencies and the communities it serves.

To achieve its objectives the Company has structured it’s compensation program: (1) to reward current corporate and individual performance through salary increases and opportunities for cash bonuses; and (2) to reward long-term corporate and individual performance through participation in the ESOP and Profit Sharing Plan, the Deferred Compensation Plan and participation in the Incentive Stock Plan.  The amounts and types of compensation paid in 2013 (as set forth below) fit into the Company’s overall compensation objectives by achieving those two objectives.

Decisions Regarding Composition of Total Compensation

The Compensation and Incentive Stock Committee (the “Committee”), which is comprised of the full Board of Directors with the exception of Director Seegmiller, has responsibility for implementing and overseeing the Company’s executive compensation program.  In this respect, the Committee has strategic and administrative responsibility for a broad range of issues, including ensuring that the Company compensates key management employees effectively and in a manner consistent with the Company’s compensation strategy.  The Committee also oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for management compensation programs, and certain employee benefits. The Committee also makes compensation decisions with respect to each of the Company Named Executive Officers identified in the Summary Compensation Table and other tables on the following pages of this Proxy Statement.  The compensation paid to the Bank Named Executive Officers is not directly determined by the Committee, but is determined by Mr. Seegmiller and Ms. DeMaris, as the senior executives of the Company and the Bank, which determinations are then reviewed and ratified by the Committee.

The Committee’s policy is to review management compensation at least annually.  The Committee makes these reviews to ensure that management compensation is consistent with the Company’s compensation philosophies articulated above.

The factors the Committee considers in either determining or ratifying, as the case may be, the level and composition of compensation include but are not limited to the following: (1) the Bank’s performance as compared to internally-established goals for the most recently ended fiscal year and to the performance of other Iowa-based financial institutions; (2) the individual officer’s level of responsibility within the Bank; and (3) competitive compensation data.  In addition, the Committee considers the financial performance for the current year including the business plan containing the financial performance goals measured primarily in terms of earnings per share, growth of the Company, asset quality, return on assets and return on stockholders’ equity.  The Committee also considers the financial budget for the upcoming fiscal year and the Company’s updated strategic plan.  While the foregoing factors are not specifically weighted in the decision-making process, primary emphasis is placed on the Bank’s performance during the previous year as compared to the internally-established goals.  Although the Committee reviewed a number of objective factors in setting compensation for 2013, its final decision was based on a subjective determination.  Details regarding the compensation of each of the Company and Bank Named Executive Officers are set forth in the tables that appear below.

The internally established goals for purposes of the compensation discussion focus on the financial budget for the year under review compared to the actual results.  However, there are no predetermined increases or decreases in the compensation based solely upon the financial results in terms of net income compared to the budget.  Any variance to the budget is analyzed fully with the Board of Directors to determine the reasons behind the variance and to determine if such variance is a result of management’s efforts or is driven by factors in the financial area outside of their control.  Compensation adjustments are not made based on any predetermined formulas of the financial performance goals established during the financial budget process.

The Committee has not engaged outside consultants, but that option is available to the Committee.  However, in evaluating the salary component of the compensation of the Company and Bank Named Executive Officer each year, the Committee reviews salaries paid to officers holding similar positions in other Iowa-based financial institutions and compensation data from SNL Financial concerning salaries paid by other Midwest banks having between $1 billion and $3 billion in assets.  The Committee also reviews compensation data from the Iowa Bankers’ Association.  The companies included in the peer group are reviewed annually and may change based on size, merger and acquisition activity and other pertinent factors. Review of this information is done primarily to determine that the salary established is at a competitive level.  The Committee does not set strict parameters using this data.  Rather, the Committee uses this data to ensure that the Company and Bank Named Executive Officer’s compensation paid by the Bank is not inconsistent with compensation levels at appropriately defined peer organizations.

In determining the compensation to be paid to the Company Named Executive Officers in 2013, the Committee took the actions listed below:

•	Reviewed the financial performance of the Company based on a comparison of actual net income to budgeted and prior year net income;
•	Reviewed leadership and quality of contribution to the strategic direction of the Company;
•	Reviewed peer performance data versus the Company and discussed goals for 2013 and beyond;
•	Reviewed overall contributions by the Company to the communities it serves;
•	Reviewed contributions to the management of the Company’s employees and daily operations, the administration of the Company’s policies and procedures and enhancement of long-term relationships with customers;
•	Reviewed the current total compensation package for the Company Named Executive Officers to determine market competitiveness;
•	Performed an evaluation of the Company Named Executive Officers; and
•	Recommended annual salary adjustments.

After considering all the compensation paid to the Company and Bank Named Executive Officers, the Committee determined that the compensation paid to the Company and Bank Named Executive Officers is reasonable and not excessive.

Elements of Compensation

The Company provides a competitive mix of pay elements that align executive incentives with shareholder value.  The executive compensation program includes salary, cash bonuses and long-term compensation.

The forms of compensation paid in 2013 are comprised of the following:

Salaries and cash bonuses:  Salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility.  We pay salaries because it provides a basic level of compensation and is necessary to recruit and retain executives.  An important aspect of salary is the Committee’s ability to use annual base salary adjustments to reflect an individual’s performance or changed responsibilities.  Salary levels are also important because the Committee may tie the amount of long-term compensation to an executive’s salary.  No cash bonuses were paid in 2013 other than to the Company Named Executive Officers for the additional cash compensation paid in lieu of contributions to the ESOP and the Hills Bank and Trust Company Profit Sharing Plan that could not be made by the Bank because of Internal Revenue Code limits on such contributions.  Details of the additional cash compensation are described in footnote 2 of the Summary Compensation Table.

Participation in the ESOP: The ESOP is a defined contribution plan designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits.  The ESOP is operated in accordance with the provisions of the written plan document. The ESOP is designed and intended to invest primarily in Common Stock issued by the Company and, in so doing, to provide for employee participation in the equity ownership of the Company.  Any benefits payable under the ESOP will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the ESOP. The ESOP does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the ESOP are fully vested after six (6) years of service with the Bank. In 2013, the Bank, as plan sponsor of the ESOP, made an annual ESOP contribution which was allocated among all participating employees of the Bank, including the executive officers, based on their annual salaries.

Participation in the Profit-Sharing Plan: The Bank is the trustee of the Profit Sharing Plan.  The Profit Sharing Plan is operated in accordance with the provisions of the written plan document. Employees of the Bank are eligible to participate in the Profit Sharing Plan. The Profit Sharing Plan, like the ESOP, is designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The Profit Sharing Plan is a defined contribution plan and is primarily invested in assets other than equity securities of the Company. Any benefits payable under the Profit Sharing Plan will be based solely upon the amounts contributed by the Bank for the benefit of a participant and any changes in the value of those contributions while they are held in the Profit Sharing Plan. Apart from the qualified 401(k) plan that is part of the Profit Sharing plan, the Profit Sharing Plan does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the Profit Sharing Plan are fully vested after six years of service with the Bank.  In 2013, the Bank, as sponsor of the Profit Sharing Plan, did not make a Profit Sharing Plan contribution.

As part of the Profit Sharing Plan, the Company offers a qualified 401(k) plan to provide a tax-advantaged savings vehicle.  The Company makes matching contributions to the 401(k) plan to encourage employees to save money for their retirement.  This 401(k) plan and such matching contributions enhance the range of benefits offered to employees and the Company’s ability to attract and retain employees.  The 401(k) segment of the Profit-Sharing Plan covers all eligible employees of the Bank.  Employees are eligible to participate in elective salary deferrals.  Participants may contribute up to 100% of eligible compensation, limited to the maximum amount deductible under the Internal Revenue Code for employee salary reduction.  The Plan provides for an employer matching contribution equal to 25% of the employee’s deferral, limited to deferrals of up to 4% of compensation, therefore the maximum Company contribution is 1% of compensation. Subject to certain exceptions, both employee contributions and the Company’s matching contribution are vested immediately.

Amounts and Allocations:  The amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution and the allocation between the two plans is based on the recommendations by Bank management each year.  The Board of Directors decides whether or not to approve management’s recommendation.  The Board of Directors’ decision is based on the achievement of financial performance goals of the Bank as established in the Bank’s annual budget and business plan.

Participation in the 2010 Stock Option and Incentive Plan:  Under the Plan, the Committee is authorized from time to time to grant awards of both restricted stock and stock options as the Committee, in its discretion, selects. The purpose of this plan is to advance the interests of the Company by providing additional incentive to Named Executive Officers to promote the long-term success of the business. Options granted under the plan are exercisable at such times and under such conditions as determined by the Committee and included in the award agreement. However, it has been the Committee’s practice to award options with a vesting period of five years after the date of grant and a term of ten years after the date of grant.  Shares of restricted stock are generally subject to such restrictions, including vesting periods, as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, and in such installments, as the Committee may deem appropriate.

Participation in the Deferred Compensation Program: This program allows the Company Named Executive Officers to elect to defer a portion of their salaried compensation for payment by the Company at a subsequent date.  The Plan was initiated due to the Internal Revenue Service limits of contributions on the Bank’s 401(k) plan for the Company Named Executive Officers.  The Board of Directors approved a non-qualifying Deferred Compensation Program in 1995 when the 401(k) feature was added to the Bank-sponsored Profit Sharing Plan.  The Company Named Executive Officers can defer up to 30% of their base compensation and up to 100% of any bonus into the Deferred Compensation Plan.

Any amount so deferred is credited to the Company Named Executive Officer’s deferred compensation account and converted to units equivalent in value to the fair market value of a share of stock in Hills Bancorporation.  The “stock units” are book entry only and do not represent an actual purchase of stock.  The Company Named Executive Officer’s account is adjusted each year for dividends paid and the change in the market value of Hills Bancorporation stock.  The deferrals and earnings grow tax deferred until withdrawn from the plan.  Earnings credited to each individual’s account are recorded as compensation expense when earned.

Participation in the Employee Stock Purchase Plan:  The Employee Stock Purchase Plan allows the Company and Bank Named Executive Officers to elect to purchase shares of common stock in quarterly offerings through payroll deductions.

Perquisites and other benefits: Perquisites and other benefits represent a very small part of the overall compensation package, and are offered only after consideration of business need.  The Committee annually reviews the perquisites and other personal benefits that we provide to senior management.

Stock-Based Compensation - Procedures Regarding Approval and Timing and Pricing of Awards

The terms of the Incentive Stock Plan require that the Committee approve all grants of stock options and that stock options be granted only at current market prices.  The exercise price of stock options is set at the stock price on the date of grant.  We try to make stock option grants at times when they will not be influenced by a scheduled release of information.  We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

Role of Executive Officers in Determining Executive Compensation

The Committee oversees the administration of executive compensation plans, including the design, performance measures, award opportunities and certain employee benefits that are included in the Company’s compensation program.  Each year the Company Named Executive Officers make recommendations to the Committee concerning the amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution.  The Committee has the authority to determine, and approves all compensation and awards to Mr. Seegmiller without his participation.  Mr. Seegmiller makes recommendations to the Committee concerning the compensation of Ms. DeMaris.  The Committee annually reviews and makes determinations concerning the elements of such compensation.  The Company Named Executive Officers do not otherwise determine or make recommendations regarding the amount or form of executive or Director compensation.  The compensation for the Bank Named Executive Officers is not directly determined by the Committee, but is determined by Mr. Seegmiller and Ms. DeMaris as the senior executives of the Company and the Bank with guidance from the Committee.

Adjustments to Incentive Compensation as a Result of Financial Statement Restatements

The Committee will consider adjusting future awards or recovering past awards in the event of a material restatement of the Company’s financial results.  If, in the exercise of its business judgment, the Committee believes that it is in the Company’s best interests to do so, the Committee will seek recovery or cancellation of any bonus or other incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results where the Committee determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in such performance targets being achieved which would not have been achieved absent such misconduct.

Tax Considerations

Section 162(m) of the Internal Revenue Code.   Section 162(m) of the Internal Revenue Code places limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies.  The Committee does not believe that Section 162(m) has had or will have any impact on the compensation policies followed by the Company.  It has been and continues to be the Committee’s intent that all incentive payments be deductible unless maintaining such deductibility would undermine the Company’s ability to meet its primary compensation objectives or is otherwise not in the Company’s best interest.  All compensation paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code.

Incentive Stock Options.  Under current federal tax law, the holder of an option that qualifies as an incentive stock option under Section 422 of the Code generally does not recognize income for federal income tax purposes at the time of the grant or exercise of an incentive stock option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax).  The optionee generally will be entitled to long-term capital gain treatment upon the sale of share acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise, and the Company will not be entitled to any deduction for federal income tax purposes.  If the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), the gain realized on the disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price and a corresponding deduction will be allowed to the Company.

Nonqualified Stock Options.  Under current federal tax law, an optionee does not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but must recognize ordinary income upon exercise to the extent of the excess of the fair market value of the underlying shares on the date of exercise over the exercise price of the option.  The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee.  A subsequent disposition of the shares acquired pursuant to the exercise of a nonqualified option typically will give rise to capital gain or loss to the extent the amount realized from the sale differs from the fair market value of the shares on the date of exercise.  This capital gain or loss will be long-term gain or loss if the shares sold had been held for more than one year after the date of exercise.

Restricted Stock and other stock-based awards.  Amounts received by the participant upon the grant of other stock-based awards are ordinarily taxed as ordinary income when received.  However, if such other stock-based awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the participant makes an election under Section 83(b) of the Code.  The Company is generally allowed an income tax deduction at the same time and in the same amount recognized as ordinary income by the Participant.

Deferred Compensation Plan.  Amounts deferred under the Deferred Compensation Plan after December 31, 2004 are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts, and the ability to change the form and timing of payments initially established.  Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty.  In December 2008, the Deferred Compensation Plan was amended as necessary to satisfy the requirements of Section 409A to allow for deferral without immediate taxation, penalty or interest.

Consideration of Most Recent Advisory Vote on Executive Compensation and Summary

We conducted our first advisory vote on executive compensation at our 2011 Annual Meeting.  While this vote was not binding on the Company, our Board of Directors or the Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement.  Our Board of Directors and the Committee value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in the proxy statement, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.  In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.  These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, Directors and representatives of our shareholders.

At the 2013 Annual Meeting, more than 92% of the votes cast on the advisory vote on executive compensation proposal (Proposal 3) were in favor of our Named Executive Officer compensation as disclosed in the proxy statement, and as a result our Named Executive Officer compensation was approved.  The Board of Directors and the Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time to address shareholder concerns based on the vote results.

In summary, the Committee believes the mix of compensation elements described above motivates management to produce strong returns for shareholders.  The Committee believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate employee rewards based on shareholder value creation.

COMPENSATION AND INCENTIVE STOCK COMMITTEE REPORT

The Compensation and Incentive Stock Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement, and based on such review and discussion, the Compensation and Incentive Stock Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Members of the Compensation and Incentive Stock Committee

Michael S. Donovan	Theodore H. Pacha, Chairperson
Thomas J. Gill, D.D.S.	John W. Phelan
Michael E. Hodge	Ann Marie Rhodes
Emily A. Hughes	Thomas R. Wiele
James A. Nowak	Sheldon E. Yoder, D.V.M.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
PAID TO THE NAMED EXECUTIVE OFFICERS

Overview

The following sections provide a summary of cash and certain other compensation the Company paid for the year ended December 31, 2013 to the Named Executive Officers.  Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the Named Executive Officers for the year ended December 31, 2013.

The compensation we disclose below is presented in accordance with SEC regulations.  According to those regulations we are required in some cases to include:

•	amounts paid in previous years;
•	amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of the Company;
•	amounts we paid to the Named Executive Officers which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and at-market earnings, dividends, or interest on such amounts); and
•	an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited or exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether our stock price appreciates above its price on the date of grant, whether the executive will continue his employment with us, and when the executive chooses to exercise the option.

Therefore, you are encouraged to read the following tables closely.  The narratives preceding the tables and the footnotes accompanying each table are important parts of each table.  Also, you are encouraged to read this section in conjunction with the Compensation Discussion and Analysis above.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the last three fiscal years. The Company has not entered into any employment agreements with any of the Named Executive Officers.  When setting the total compensation for each of the Named Executive Officers, the Committee reviews information concerning the executive’s current compensation and all other compensation.

Name / Age / Position with Company for last five years (1)	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)(6)		Total ($)

Company
Dwight O.	2013	$405,656	(2)	$17,616	(3)	$-		$-		$22,950		$446,222
Seegmiller,
61, President	2012	392,656	(2)	16,766	(3)	-		-		22,500		441,103
and Principal					(3)
Executive	2011	370,000	(2)	16,200	(3)	-		-		22,050		408,250
Officer

Shari J. DeMaris	2013	190,000	(2)	2	(3)					18,977		208,979
Secretary,
44, Treasurer	2012	135,000		-	(3)	34,500	(4)	37,905	(5)	13,477		220,882
and Principal
Financial
Officer

Bank
Timothy D. Finer,	2013	153,920		-		-		-		124,306	(7)	278,226
52, Senior Vice
President,	2012	148,000		-		-		-		124,735	(7)	272,735
Director of
Real Estate	2011	144,000		-		-		-		118,393	(7)	262,393
Lending

Marty J. Maiers,	2013	178,880		-		-		-		43,370	(7)	222,250
56, Senior Vice
President,	2012	172,000		-		-		-		89,114	(7)	261,114
Director of
Retail Banking	2011	168,000		-		-		-		58,334	(7)	226,334

Steven R. Ropp,	2013	153,920		-		-		-		36,420	(7)	190,340
53, Senior Vice
President,	2012	148,000		-		-		-		35,871	(7)	183,871
Director of
Commercial	2011	144,000		-		-		-		49,063	(7)	193,063
Banking

Bradford C. Zuber,	2013	174,720		-		-		-		17,343		192,063
57, Senior Vice
President,	2012	168,000		-		-		-		16,723		184,723
Director of
Trust Services	2011	164,000		-		-		-		45,454	(7)	209,454

NOTES:

(1)	Mr. Seegmiller, a Named Executive Officer of the Company, has held his position for the past five years. Ms. DeMaris has been a Named Executive Officer of the Company since November 1, 2012. All Bank named executive officers have held their respective positions for the past five years.

(2)  Compensation deferred pursuant to the Company’s deferred compensation plan is included in salary and bonus totals.

(3)	Consists of additional cash compensation paid in lieu of contributions to the ESOP and the Hills Bank and Trust Company Profit Sharing Plan (the “Profit Sharing Plan”) that could not be made by the Bank because of Internal Revenue Code limits on such contributions.

(4)	This figure represents compensation expense related to the restricted shares awarded Ms. DeMaris.

(5)	This figure represents the compensation expense of the option award granted to Ms. DeMaris computed in accordance with ASC 718.

(6)	For each of the Company Named Executive Officers, the figures shown consist of contributions in the following amounts made by the Bank to the Profit Sharing Plan and ESOP for the last three fiscal years. For each of the Bank Named Executive Officers, the figures include contributions in the following amounts made by the Bank to the Profit Sharing Plan, ESOP and Bank matching contributions to the 401(k) Plan for the last three fiscal years:

	Defined Contribution Profit Sharing Plan	Employee Stock Ownership Plan	401(k) Plan	Total All Other Compensation
Company
Dwight O. Seegmiller
2013	$-	$22,950	$-	$22,950
2012	-	22,500	-	22,500
2011	-	22,050	-	22,050

Shari J. DeMaris
2013	-	17,079	1,898	18,977
2012	-	12,129	1,348	13,477

Bank
Timothy D. Finer
2013	-	13,776	1,531	15,307
2012	-	13,262	1,473	14,735
2011	-	12,954	1,439	14,393

Marty J. Maiers
2013A	-	15,980	1,776	17,756
2012	-	15,415	1,713	17,128
2011	-	15,056	1,678	16,734

Steven R. Ropp
2013	-	13,750	1,528	15,278
2012	-	13,251	1,472	14,723
2011	-	12,954	1,439	14,393

Bradford C. Zuber
2013	-	15,608	1,734	17,342
2012	-	15,051	1,672	16,723
2011	-	14,743	1,638	16,381

(7)	For each of the Named Executive Officers, the figures shown include the gain on stock options exercised detailed as follows:

Name	Year	Gain on Stock Options Exercised ($)

Timothy D. Finer	2013	$109,000
	2012	110,000
	2011	104,000

Marty J. Maiers	2013	25,614
	2012	71,986
	2011	41,600

Steven R. Ropp	2013	21,142
	2012	21,148
	2011	34,670

Bradford C. Zuber	2011	29,073

Grants of Plan-Based Awards

The details of the unvested options outstanding for Named Executive Officers of the Company as of year-end 2013 are shown in the following table.  No Named Executive Officer of the Company was granted any stock, stock options or other equity awards in 2013.  Mr. Seegmiller does not have any options vested nor unvested as of year-end 2013.  None of the Bank Named Executive Officers were granted any stock, stock options or other equity awards in 2013.  No Named Executive Officer of the Bank has any options vested nor unvested as of December 31, 2013.  As noted above, the compensation paid to the Company Named Executive Officers and Bank Named Executive Officers consists of base salary, cash bonuses, where appropriate, and participation in the salary deferral plan and the Bank’s ESOP.

The Company and the Bank do not have any qualified or non-qualified defined benefit plans.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the applicable Company Named Executive Officer outstanding as of December 31, 2013.

	Option Awards					Stock Awards
Name	# of Securities Underlying Options (#) Exercisable	# of Securities Underlying Unexercisable Options (#) Unexercisable	Equity Incentive Plan Awards # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	# of Shares or Units of Stockw That Have Not Been Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Shari J. DeMaris	-	1,500	-	$69.00	10/09/22	500	$37,500	-	$-

Options Exercised and Stock Vested Table

The following table provides information concerning exercises of stock options and similar instruments, and vesting of stock, during the fiscal year ended December 31, 2013 for the applicable Bank Named Executive Officers on an aggregate basis.  Neither of the Company Named Executive Officers exercised stock options nor had any stock vest during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Timothy D. Finer	3,000	$109,000	-	$-

Marty J. Maiers	630	25,614	-	-

Steven R. Ropp	520	21,142	-	-

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Deferred Compensation Plan for the Company Named Executive Officers.  The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.  The Bank Named Executive Officers are not eligible to participate in the Deferred Compensation Plan.

	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)(1)	Aggregate Earnings in 2013 ($)(2)	Aggregate Withdrawals/ Distributions during 2013 ($)	Aggregate Balance at December 31, 2013 ($)

Dwight O. Seegmiller	$40,536	$17,616	$311,172	None	$3,895,216

Shari J. DeMaris	3,795	2	131	None	3,929

NOTES:

(1)	The amounts included in the Executive Contributions and Registrant Contributions columns are also included in the “Salary” column and the “Bonus” columns, respectively, in the Summary Compensation Table. Amounts shown as Executive Contributions represent voluntary salary deferral elections by the named executive.

(2)	Amounts included in this column of $16,379 for Dwight O. Seegmiller and ($27) for Shari DeMaris are also included in the “Change in Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table. These amounts represent the market returns on deferred compensation balances.

Termination and Change in Control Payments

Except as discussed below, there are no employment contracts, termination of employment agreements, change in control agreements or other arrangements with the executive officers of the Company and the Bank that provide for payment or benefits to any executive officer at, following, or in connection with a change in control of the Company, a change in an executive officer’s responsibilities, or an executive officer’s termination of employment, including resignation, severance, retirement, or constructive termination.

Under the terms of the Incentive Stock Plan, in the event of a change in control of the Company, any outstanding restrictions on awards will lapse and all awards will become immediately vested and fully exercisable in either cash or stock.  As of December 31, 2013, as indicated above, Ms. DeMaris, a Named Executive Officer of the Company, has outstanding stock options totaling 1,500 shares.  The  value of these option shares, based on the spread between the closing price of the Company’s common stock on December 31, 2013 and the option exercise price was $9,000.

Information regarding potential payouts to Named Executive Officers under the Company’s nonqualified deferred compensation plan is provided above in the Nonqualified Deferred Compensation Table.  The contributions of the Named Executive Officers in this plan are fully vested, and each would be entitled to receive their accrued balances in these plans upon termination.

RISK MANAGEMENT AND COMPENSATION POLICIES AND PRACTICES

The compensation policies and practices of the Company and the Bank are not believed to create risks that are reasonably likely to have a material adverse effect on operations or financial results.  The compensation policies and practices of the Company and the Bank are not designed to provide enormous bonuses and do not encourage employees to take undue amounts of risk.   The incentives provided to employees are designed to encourage sound performance over time rather than the pursuit of immediate high-risk profits.   The policies and practices of the Company and the Bank include controls that mitigate the potential impact of compensation policies that might otherwise create unacceptable levels of risk.

AUDIT COMMITTEE

Audit Committee Report

The report of the Audit Committee that follows shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.hillsbank.com under the heading of Hills Bancorporation.

March 11, 2014

To the Board of Directors:

The Audit Committee consists of the following members of the Board of Directors:  Michael S. Donovan, James A. Nowak and John W. Phelan. As noted above, the Board of Directors has determined that Mr. Nowak, Chairperson of the Audit Committee, is a “financial expert” as defined under SEC regulations.  Each of the members of the Audit Committee is independent as defined under the rules of NASDAQ.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2013 with its management and BKD LLP, the Company’s independent registered public accounting firm;

•	discussed with BKD LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in 3200T; and

•	received and reviewed the written disclosures and letter from BKD LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and we have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee

James A. Nowak, Chairperson
Michael S. Donovan
John W. Phelan

Audit and Other Fees

Aggregate fees billed to the Company for the years ending December 31, 2013 and 2012 by the Company’s independent registered public accounting firm are presented in the table below.

	Years Ended December 31,
	2013	2012

Audit fees (1)	$210,600	$211,050
Tax fees (2)	26,100	25,300
All other fees (3)	-	22,500
Total Fees	$236,700	$258,850

NOTES:

(1)	Audit fees related to the audit of the Company’s annual financial statements, internal control over financial reporting conducted in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and services related to evaluation of the Company’s internal controls as required by the Federal Deposit Insurance Corporation Improvement Act, as amended, for the fiscal years 2013 and 2012 and for its required reviews of the Company’s unaudited interim financial statements included in its Form 10-Q for the years 2013 and 2012.

For 2012, $23,000 was paid to KPMG LLP and $188,050 was paid to BKD LLP.

(2)	Tax fees generally related to professional service rendered for tax compliance, tax advice and tax planning.

(3)	Fees paid in 2012 were to KPMG LLP. Fees of $8,750 related to two Form S-8 filings during 2012 and $13,750 related to the transition in the Company’s independent registered public accounting firm.

Audit Committee Pre-Approval Policy

The Company’s Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the independent registered public accounting firm for that purpose.  The charter of the Audit Committee sets forth this approval requirement.  All of the audit fees, audit-related fees and the tax fees for 2013 and 2012 were pre-approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 14, 2012, the Audit Committee selected BKD LLP as the Company’s independent registered public accounting firm and dismissed its previous auditor KPMG LLP, in each case effective with the quarter ended September 30, 2012.

The audit reports of KPMG LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2011 and 2010 and from January 1, 2012 through August 14, 2012, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedures.

Representatives of BKD LLP are expected to be present at the Annual Meeting.  They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS BY SHAREHOLDERS

Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2014 must be received by the Company no later than November 21, 2014 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Proposals should be submitted to the Company at its principal executive offices at 131 Main Street, Hills, Iowa 52235.  Proposals from shareholders for next year’s annual meeting received by the Company after February 4, 2015 will be considered untimely.  With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors.  The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 21, 2014 but prior to February 4, 2015, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

BOARD NOMINATING PROCESS

The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions. Historically, changes in the membership of the Company’s Board of Directors have been relatively infrequent.  In the view of the Board of Directors, the amount of nominating activity does not justify the establishment of such a committee.  The Board of Directors has directly performed, and expects that it will continue to directly perform, all nominating functions.  Therefore, the Board of Directors has concluded that such a committee is not needed.  In connection with its performance of such nominating functions, the Board of Directors does not have a charter.

All Directors participate in the consideration of Director nominees.  Each of the Directors, with the exceptions of Mr. Seegmiller and Mr. Hodge, is independent as defined under the rules of NASDAQ.  If one or more positions on the Board of Directors were to become vacant for any reason, the vacancy would be filled by the Board of Directors, and in such event all Directors would participate in the selection of a person to fill each such vacancy.

The process by which the Board identifies and evaluates nominees for Director is described below.  The size of the Board is established by the Company’s Bylaws.  In the event any vacancy would reduce the number of Directors to less than eleven, the Board will consider various potential candidates for Director.  Candidates may come to the attention of the Board through current Board members, shareholders, or other persons.  Nominees recommended by shareholders will be evaluated in the same manner as other nominees.  The Board has never paid fees to any third party to identify, evaluate, or to assist in identifying or evaluating, potential nominees, and it does not anticipate that it will be necessary to do so in the future.

The Board is not obligated to nominate any particular candidate for election.  Candidates will be evaluated at meetings of the Board. In evaluating possible candidates for membership on the Board of Directors, the Board will seek to achieve a balance of knowledge, experience, and capability on the Board and will consider the qualifications of possible candidates based on the criteria described below.  Members of the Board should have the highest professional and personal ethics and values, excellent personal and professional reputations, and must satisfy any necessary regulatory requirements to serve as Directors. They should have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to furthering the long-term as well as short-term interest of the Company and its shareholders, and in doing so they should be willing to consider the effect of any action on the Company’s shareholders, employees, suppliers, creditors and customers, and on the communities in which the Company and its subsidiary operate.  They should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all Directors’ duties for the Company.  The Board deems it a requirement that members of the Board reside within the trade area of the Bank and the Company.  The Board of Directors reserves the right to modify these qualifications from time to time.  The Board nominating process has no formal diversity policy.  However, the Board of Directors is committed to considering diversity including experience, gender and ethnicity in the nomination process.

Shareholders who wish to recommend an individual for consideration by the Board as a nominee should provide information to the Board sufficient for it to fully evaluate the experience and character of the potential candidate.  Advance notice of the shareholder’s recommended nominee for election to the Board must be given to the Company’s Treasurer in accordance with the mailing instructions provided in the section below captioned “Communication with the Board of Directors”.  In order to be considered for nomination by the Board of Directors in connection with the Annual Meeting of Shareholders to be held in 2015, such advance notice of must be received by the Company no later than November 21, 2014.  A shareholder’s recommendation should set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director, if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation is made, (A) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (B) the number of shares of Common Stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the nomination, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at the annual meeting to place such candidate in nomination for election as a Director.  All candidates that meet the criteria to be considered for nomination will be evaluated by the Board of Directors as indicated in the previous paragraph, and the Board of Directors retains absolute discretion to either approve for nomination or reject any candidate recommended for consideration by a shareholder.

COMMUNICATION WITH THE BOARD OF DIRECTORS

The Board of Directors has established a process for shareholders of the Company to send communications to the Board. Any shareholder desiring to communicate with the Board or one or more individual Board members may write to the Treasurer of the Company at the following address:

Hills Bancorporation
Board of Directors
c/o Treasurer
131 Main Street
Hills, IA 52235

The Treasurer of the Company has been instructed to forward all such communications to all Board members. The Board of Directors has adopted a policy requiring that a copy of all communications addressed to any member of the Board of Directors in his or her capacity as a Director be promptly provided to the Treasurer of the Company for distribution to all other members of the Board of Directors. All Directors will review any communication from a shareholder directed to the Board of Directors or to any one or more individual Board members in such capacity. The President and Chief Executive Officer of the Company will determine if any shareholder communication not addressed to Board members should be reviewed by the Board.

AVAILABILITY OF FORM 10-K REPORT

Copies of the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K), including the financial statements and schedules thereto, for the fiscal year of the Company ended December 31, 2013, are made available by the Company, through its internet website (www.hillsbank.com) free of charge.

OTHER MATTERS

Management of the Company knows of no other matters which will be presented for consideration at the 2014 Annual Meeting of Shareholders other than those stated in the Notice of 2014 Annual Meeting, which is part of this Proxy Statement, and management does not intend to present any such other business. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

A copy of the Annual Report of the Company for the year ended December 31, 2013, is being mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

By Order of the Board of Directors

/s/ Dwight O. Seegmiller

March 21, 2014	Dwight O. Seegmiller
Hills, Iowa	President and CEO

EXHIBIT A

CURRENT ARTICLE IX

The current version of Article IX of the Articles reads as follows:

ARTICLE IX

Section 1.  A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) for a transaction from which the director derived an improper personal benefit; or (iv) under section 496A.44 of the Iowa Business Corporation Act.  Any repeal or modification of this Section1 by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability, or any other right or protection, of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

Section 2.

(a)	The corporation shall indemnify and advance expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that such person

(i)	is or was a director or officer of the corporation;

(ii)	while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan; or

(iii)
while a director or officer of the corporation, is or was serving as a director, officer, employee or agent of any majority owned subsidiary of the corporation or as a trustee or agent of any employee benefit plan of any such majority owned subsidiary of the corporation, to the maximum extent it is empowered to indemnify and advance expenses to a director by section 496A.4A of the Iowa Business Corporation Act against reasonable expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof; provided, however, that except as provided in subsection (b) of this Section 2 with respect to proceedings seeking to enforce rights of indemnification, entitlement to such indemnification shall be conditional upon the corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditional upon the prior approval by the corporation of the proposed settlement or nonadjudicated disposition.  Such approval shall be made (A) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit or proceeding, or (B) by special legal counsel selected by the Board of Directors by vote as set forth in clause “(A)” of this subsection (b), or, if the requisite quorum of the full Board cannot be obtained therefore, by a majority vote of the full Board, in which selection of such special legal counsel directors who are parties to any such claim, action, suit or proceeding may participate.  Approval or disapproval by the corporation of any proposed settlement or other nonadjudicated disposition shall not subject the corporation to any liability to or require indemnification or reimbursement of any party who the corporation would not otherwise have been required to indemnify or reimburse.  The right to indemnification conferred in this Section 2 shall include the right to payment or reimbursement by the corporation of expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses incurred by a director or officer in advance of the final disposition of such claim, action, suit or proceeding shall be made only upon delivery to the corporation of a written undertaking, by or on behalf of such director or officer or repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 2 or otherwise, along with a written affirmation by such director or officer of such person’s good faith belief that such person has met the applicable standard of conduct necessary to require indemnification by the corporation pursuant to this Section 2 or otherwise.

(b)	Any indemnification or advancement of expenses required under this Section 2 shall be made promptly upon, and in any event within thirty (30) days after, the written request of the person entitled thereto. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days of the date such request is received by the corporation, the person seeking indemnification or advancement of expenses as granted by this Section 2 may at any time within the applicable statute of limitations bring suit against the corporation in any court of competent jurisdiction to establish such person’s right to indemnity or advancement of expenses. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any action brought against the corporation to compel indemnification (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Section 2 where the written affirmation of good faith and undertaking to repay as required by section 496A.4A of the Iowa Business Corporation Act have been received by the corporation) that the claimant has not met the standard of conduct set forth in section 496A.4A of the Iowa Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither

(i)	the failure of the corporation (including its Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section 496A.4A of the Iowa Business Corporation Act, nor

(ii)	the fact that there has been an actual determination by the corporation (including its Board of Directors, independent legal counsel or the shareholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

In the event that the applicable standard of conduct has been met as to some claims, actions, suits or proceedings, but not as to others, a person who has a right of indemnification pursuant to this Section 2 shall be indemnified against all expenses (including attorney fees) actually and reasonably incurred by such person in connection with the claim, action, suit or proceeding as to which the applicable standard has been met.  Nothing contained in this subsection (b) shall limit the obligation, duty or ability of the corporation to indemnify such person as provided elsewhere in this Section 2.

(c)	The provisions of this Section 2 shall be deemed a contract between the corporation and each director or officer who serves in either such capacity at any time while this Section 2 and the relevant provisions of the Iowa Business Corporation Act are in effect, and any repeal or modification of any such law or of this Section 2 shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

(d)	The corporation shall indemnify and advance expenses to any person who was or is a witness in or is threatened to be made a witness in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that such person

(i)	is or was a director or officer of the corporation, or

(ii)	while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, or

(iii)
while a director or office of the corporation, is or was serving as a director, officer, employee or agent of any majority owned subsidiary of the corporation or as a trustee or agent of any employee benefit plan of any such majority owned subsidiary of the corporation to the same extent that such person would be entitled to indemnification and advancement of expenses under this Section 2 if such person were, or were threatened to be made, a party to such claim, action, suit or proceeding, against reasonable expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof.

(e)	Except as limited by section 496A.4A of the Iowa Business Corporation Act with respect to proceedings by or in the right of the corporation, the indemnification and advancement of expenses provided by or granted pursuant to this Section 2 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise; provided, however, that in no event shall any such provision or agreement provide indemnification to a person who was or is a director of the corporation

(i)	for a breach of a director’s duty of loyalty to the corporation or its shareholders,

(ii)	for acts or omissions of a director not in good faith or which involve intentional misconduct or knowing violation of the law,

(iii)	for a transaction from which the director derived an improper personal benefit, or

(iv)	for liability of a director arising under section 496A.44 of the Iowa Business Corporation Act.

(f)	This Section 2 shall be applicable to all claims, actions, suits or proceedings commenced after the effective date hereof, whether arising from acts or omissions occurring before or after the effective date hereof. Each person who is now serving or who shall hereafter serve as a director or officer of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided for in this Section 2, and such rights of indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, administrators and legal or person representatives of such a person. If this Section 2 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation to the maximum extent permitted by any applicable portion of this Section 2 that shall not have been invalidated.

(g)	Notwithstanding anything in this Section 2 to the contrary, except with respect to proceedings initiated by a director or officer of the corporation to enforce rights of indemnification to which such person is entitled under this Section 2 or otherwise, the corporation shall indemnify any such person in connection with a claim, action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such claim, action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

(h)	The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 2, the Iowa Business Corporation Act or otherwise. If any such directors’ and officers’ liability and corporation reimbursement insurance policy purchased by the corporation provides coverage for acts which are not within the scope of the provisions of this Article IX, the person(s) covered by such policy shall be entitled to the benefit of such insurance protection for any liability whatsoever resulting from such acts (to the extent of the policy provisions and limits only) notwithstanding anything in this Article IX to the contrary. The corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification. The corporation’s obligation to make indemnification and pay expenses pursuant to this Section 2 shall be in excess of any insurance purchased and maintained by the corporation and such insurance shall be primary. To the extent that indemnity or expenses of a person entitled to indemnification and payment of expenses pursuant to this Section 2 are paid on behalf of or to such person by such insurance such payments shall be deemed to be in satisfaction of the corporation’s obligation to such person to make indemnification and pay expenses pursuant to this Section 2.

[END]

EXHIBIT B

AMENDED ARTICLE IX

The amended version of Article IX of the Articles as adopted by the Board would read as follows:

Article IX

Section 1.

(a)	A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability for any of the following: (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation of section 490.833 of the Iowa Business Corporation Act; or (iv) an intentional violation of criminal law.

(b)	The corporation shall indemnify a non-employee director for (i) any obligation to pay to any person for any action taken, or any failure to take any action, as a director, a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, and (ii) reasonable expenses, including counsel fees, incurred with respect to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, except for an obligation or expenses relating to any of the following: (i) the receipt of a financial benefit to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of section 490.833 of the Iowa Business Corporation Act; or (iv) an intentional violation of criminal law.

(c)	If the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be automatically eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended.

Section 2.  The corporation shall indemnify and advance expenses to any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation is, or was serving at the request of the corporation as a member, director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, or of a partnership, company, joint venture, trust of other enterprise, including service with respect to employee benefit plans, against reasonable costs, charges, expenses, attorney’s fees, judgments, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with such claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent of and in a manner consistent with and limited by the Iowa Business Corporation Act, as the same now exists or may hereafter be amended or changed, or any successor or substitute law (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the corporation to provide broader indemnification than said law empowered the corporation to provide prior to such amendment or change).

Section 3.

(a)	The rights to indemnification hereunder shall be construed to be a contract between the corporation and each person who is now serving or shall hereafter serve as a director or officer of the corporation, and any repeal or modification of the Iowa Business Corporation Act or other relevant law shall not adversely affect any rights or obligations then existing with respect to any state of facts existing at or prior to the time of such repeal or modification. Any repeal or modification of this Article IX by the shareholders of the corporation shall be prospective only, and shall not adversely affect any right to indemnification hereunder of a director or officer of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification. Each person who is now serving or who shall hereafter serve as a director or officer of the corporation shall be deemed to be serving in reliance upon the rights to indemnification provided hereunder, and such rights to indemnification shall continue as to any person who has ceased to serve in such capacity and shall inure to the benefit of the heirs and personal representative of such person.

(b)	The indemnification provided hereunder shall not be deemed exclusive of any other rights to which the persons indemnified may be entitled under any bylaw, agreement, vote of disinterested directors or otherwise, both as to activity in such person’s official capacity and as to activity in another capacity while holding such office, and shall continue as to a person who has ceased to be a director of officer.

(c)	The corporation’s obligation to make indemnification and pay expenses pursuant to this Article IX shall be in excess of any insurance purchased and maintained by the corporation. To the extent that indemnity or expenses of a person entitled to indemnification and payment of expenses pursuant to this Article IX are paid on behalf of or to such person by such insurance, such payments shall be deemed to be in satisfaction of the corporation’s obligation to such person to make indemnification and pay expenses pursuant to this Article IX.

(d)	If a claim for indemnity under this Article IX is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required affirmation and undertaking, if any is required, has been tendered to the corporation) that the claimant has not met any applicable standard of conduct which makes it permissible under the Iowa Business Corporation Act for the corporation to indemnify the claimant for an amount claimed under Section 2 of this Article IX, but the burden of proving such defense shall be on the corporation. The failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met any such applicable standard of conduct shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(e)	The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IX, the Iowa Business Corporation Act, or otherwise. If any such directors’ and officers’ liability and corporation reimbursement insurance policy purchased by the corporation provides coverage for acts which are not within the scope of the provisions of this Article IX, the person(s) covered by such policy shall be entitled to the benefit of such insurance protection for any liability whatsoever resulting from such acts (to the extent of the policy provisions and limits only) notwithstanding anything in this Article IX to the contrary. The corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as part hereof any or all of the foregoing, to ensure payment of such sums as may become necessary to effect full indemnification.

[END]

EXHIBIT C

CURRENT BYLAWS

The current Article XI of the Bylaws reads as follows:

ARTICLE XI.  Indemnification of Officers and Directors

Section 1.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of “nolo contendere” of its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action of suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the Corporation is incorporated or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court in which the Corporation is incorporated or such other court shall deem proper.

Section 3.  The Corporation may indemnify any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided by paragraphs 1 and 2 of this Article with respect to the person who is or was a director or officer of the Corporation.  The Corporation shall indemnify any person who is or was a director or officer of the Corporation and is or was threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided by paragraphs 1 and 2 of this Article.

Section 4.  Any indemnification under paragraph 1, 2 and 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the By-laws of the Corporation) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 5.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of the Corporation in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 6.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, By-law, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, an shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.  By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article or of the Iowa Business Corporation Act.

[END]

EXHIBIT D

AMENDMENT TO BYLAWS

If Proposal 2 is approved by the shareholders, the Board of Directors anticipates amending Article XI of the Bylaws to read as follows:

ARTICLE XI.  Indemnification of Employees and Agents

Section 1. The Corporation may indemnify any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent allowed under the Iowa Business Corporation Act.

Section 2.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement or otherwise, and shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3.  By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article or of the Iowa Business Corporation Act.

Hills Bancorporation

131 Main Street • Hills, Iowa 52235

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1. Election of Directors:
Four directors for a three year term:

	For	Withhold
01 - Emily A. Hughes	☐	☐
02 - James A. Nowak	☐	☐
03 - Theodore H. Pacha	☐	☐
04 - Ann Marie Rhodes	☐	☐

	For	Against	Abstain
2. To amend Article IX of the Company's Restated Articles of Incorporation.	☐	☐	☐
3. Approval of executive compensation.	☐	☐	☐
4. Approval of Independent Registered Public Accountant.	☐	☐	☐

5. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign exactly as name(s) appears on this proxy. When signing as an attorney, executor, administrator, trustee, guardian, or another representative capacity please give your full title as such. Proxies by a corporation should be signed in its name by an authorized officer. Proxies by partnership should be signed in its name by an authorized person. If more than one name appears, all persons so designated should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01RX5A

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — HILLS BANCORPORATION

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Monday, April 21, 2014

The undersigned hereby constitutes and appoints Michael E. Hodge, John W. Phelan and Shari J. DeMaris, or any one or more of them, the proxies and attorneys of the undersigned, each with full power of substitution (the action of majority of them or their substitutes present and acting to be in any event controlling), for and in the name, place, and stead of the undersigned to attend the Annual Meeting of Shareholders of HILLS BANCORPORATION (the “Corporation”) to be held at the Hills Community Center, Hills, Iowa, on Monday, April 21, 2014, at 4:00 p.m. local time, and any adjournment thereof, and to vote as directed herein all shares of common stock of the Corporation held of record by the undersigned on March 7, 2014, with all powers the undersigned would possess if personally present at such meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR each of the nominees identified under Proposal 1 and FOR each of Proposals 2 and 3. In addition, this Proxy will be voted in accordance with the recommendations of management on all matters for which notice was not received by the Company at least 45 days before the anniversary of the mailing date of the Company’s proxy materials for the immediately preceding Annual Meeting of Shareholders.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED ON REVERSE SIDE)

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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.